Exhibit 10.9

4601 Fairfax Drive N, Suite 600 | Arlington, VA 22203 +1 833 358 3623
fluenceenergy.com

September 23, 2021

Manuel Perez Dubuc

Dear Manuel:

Per our discussions, this letter agreement (the "Phantom Cancellation Letter") relates to that certain Phantom Unit Award Agreement, by and between Fluence Energy, LLC (the "Company") and you, dated April 2, 2021 (the "Award Agreement''), pursuant to which you were granted 20,700 Phantom Units (the "Phantom Units"), which are subject to the terms and conditions of the Award Agreement and the Fluence Energy, LLC Phantom Equity Incentive Plan.

This Phantom Cancellation Letter memorializes the mutual agreement between the Company and you to terminate the Award Agreement (and any rights thereunder) and you irrevocably waive, release and forfeit your rights to the Phantom Units. Such termination is in consideration for the Company's continued efforts to consider an initial public offering of the Company's securities, the sufficiency of which is hereby acknowledged and agreed by the parties, and is effective today. The Company and you acknowledge and agree that the Phantom Unit Award is not vested, no additional consideration is required to effect such termination, and the Company has no current or prospective liability in respect of the Phantom Unit Award.

This Phantom Cancellation Letter shall be governed by the laws of the State of Delaware. This Phantom Cancellation Letter may only be modified or amended by the written agreement of all parties hereto, and no waiver by a party hereto of any provision of this Phantom Cancellation Letter shall be effective unless confirmed in writing by such party.

Fluence Energy, LLC

By:	/s/ Francis A. Fuselier

Francis A. Fuselier

SVP, General Counsel and Secretary

By:	/s/ Larissa Cerqueira

Larissa Cerqueira

SVP and Chief Human Resources Officer

1
09-26-2021

4601 Fairfax Drive N, Suite 600 | Arlington, VA 22203 +1 833 358 3623
fluenceenergy.com

Acknowledged and Agreed:

/s/ Manuel Perez Dubuc Sept. 26, 2021

Manuel Perez Dubuc

2
09-26-2021